UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 16, 2025

Blueprint Medicines Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37359	26-3632015
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 374-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BPMC	Nasdaq Global Select Market

INTRODUCTORY NOTE

As previously disclosed in the Current Report on Form 8-K filed on June 2, 2025 with the Securities and Exchange Commission (the “SEC”) by Blueprint Medicines Corporation, a Delaware corporation (the “Company”), on June 2, 2025, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), with SANOFI, a French société anonyme (“Parent”), Aventis Inc., a Pennsylvania corporation and wholly owned subsidiary of Parent (“Aventis”), and Rothko Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Aventis (“Purchaser”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on June 17, 2025, Purchaser commenced a tender offer (the “Offer”) to purchase any and all of the issued and outstanding shares of common stock, par value $0.001 per share, of the Company (each, a “Share” and, collectively, “Shares”) for (i) $129.00 per Share in cash, without interest (the “Cash Offer Price”) and subject to any withholding of taxes required by applicable legal requirements, plus (ii) one (1) non-transferable contractual contingent value right per Share (the “CVR”), representing the right to receive contingent payments of up to an aggregate amount of $6.00 per Share in cash, without interest and subject to deduction for any applicable withholding taxes, upon the achievement of specified milestones on or prior to the expiration of the applicable milestone period set forth in the Contingent Value Rights Agreement, dated July 15, 2025 (the “CVR Agreement”), by and between Aventis and Continental Stock Transfer & Trust Company (the “Rights Agent”), as described more fully in the Offer to Purchase, dated June 17, 2025 (together with any amendments or supplements thereto, the “Offer to Purchase”), and in the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal,” which, together with the Offer to Purchase, constituted the “Offer”).

The Offer expired at 5:00 p.m., Eastern Time, on July 17, 2025 (the “Offer Expiration Time”). The depositary for the Offer advised that, as of the Offer Expiration Time, a total of 45,991,262 Shares were validly tendered in the Offer and “received” by the “depository” (as such terms are defined in Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”)), and not validly withdrawn pursuant to the Offer, representing approximately 70.90% of the Shares outstanding as of the consummation of the Offer. Each condition to the Offer having been satisfied, Purchaser irrevocably accepted for payment all Shares that were validly tendered in the Offer, and not validly withdrawn pursuant to the Offer, on July 17, 2025.

On July 17, 2025, following consummation of the Offer, Purchaser merged with and into the Company (the “Merger”), with the Company as the surviving corporation (the “Surviving Corporation”). The Merger was completed pursuant to Section 251(h) of the DGCL, with no vote of the Company’s stockholders required.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the closing of the Merger, on or about July 17, 2025, the Company (i) fully prepaid all loans and paid all accrued interest and other owed fees and obligations and terminated all commitments outstanding pursuant to the Financing Agreement, dated as of June 30, 2022 (as amended, restated, amended and restated, or otherwise modified from time to time, the “Financing Agreement”), by and among the Company, certain subsidiaries of the Company party thereto from time to time, certain financial institutions party thereto from time to time as lenders, and TAO Talents, LLC, as administrative agent for such lenders and (ii) terminated the Financing Agreement, and in connection therewith, all security interests and liens on the assets of the Company and its subsidiaries arising under the Financing Agreement were terminated and released.

Also on or about July 17, 2025, and in accordance with the terms of the Purchase and Sale Agreement, dated as of June 30, 2022 (as amended, restated, amended and restated, or otherwise modified from time to time, the “Purchase and Sale Agreement”), by and among the Company, the purchasers party thereto from time to time, and Protozoa Investments, L.P., as representative for such purchasers, the Company (i) paid in full all obligations pursuant to the Purchase and Sale Agreement and (ii) terminated the Purchase and Sale Agreement, and in connection therewith, all security interests and liens on the assets of the Company and its subsidiaries arising under the Purchase and Sale Agreement were terminated and released.

In addition, in connection with the closing of the Merger and effective as of July 17, 2025, the Company terminated that certain Sales Agreement, dated as of February 17, 2022 (the “ATM Agreement”), by and between the Company and Cowen and Company, LLC, with respect to an “at-the-market” offering program under which the Company could sell, from time to time, Shares having an aggregate offering price of up to $300 million.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note, on July 17, 2025, Purchaser irrevocably accepted for payment all Shares that were validly tendered in the Offer and not validly withdrawn and, thereafter, the Merger was completed. At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than (i) Shares held in the treasury of the Company or owned by the Company or any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time, (ii) Shares held immediately prior to the Effective Time by Parent or any direct or indirect wholly owned subsidiary of Parent (other than Purchaser), (iii) Shares irrevocably accepted by Purchaser for purchase in the Offer and (iv) Shares outstanding immediately prior to the Effective Time and held by holders who are entitled to demand and properly exercised and perfected their respective demands for appraisal of such Shares in accordance with Section 262 of the DGCL) was cancelled and converted into the right to receive (a) an amount in cash equal to the Cash Offer Price, without interest, plus (b) one (1) CVR.

The aggregate consideration paid by Purchaser to purchase all of the Shares in the Offer and to complete the Merger was approximately $9.1 billion in cash, plus issuance of the CVRs. Parent provided Purchaser with sufficient funds to purchase the Shares in the Offer and to provide funding for the Merger.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, on July 17, 2025, the Company (i) notified The Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Shares will no longer be listed on Nasdaq. The Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03. Material Modification to Rights of Security Holders.

The information contained in the Introductory Note and in Items 2.01, 3.01, 5.01, 5.03 and 8.01 (under the heading “Contingent Value Rights Agreement”) of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

At the Effective Time, the Company became a direct wholly owned subsidiary of Aventis and, as a result, an indirect wholly owned subsidiary of Parent.

The information contained in the Introductory Note and in Items 2.01, 3.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, at the Effective Time, each of the directors of the Company (Jeffrey W. Albers, Daniella Beckman, Alexis Borisy, Lonnel Coats, Habib Dable, Mark Goldberg, M.D., Kathryn Haviland, Lynn Seely, M.D., and John Tsai, M.D.) resigned from his or her respective position as a member of the Company’s board of directors and any committee thereof. As of the Effective Time, in accordance with the Merger Agreement, Michael J. Tolpa, the sole director of Purchaser immediately prior to the Effective Time, became the sole director of the Company. For information regarding Mr. Tolpa, see Schedule I of the Offer to Purchase, which was filed as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed by Parent, Aventis and Purchaser with the SEC on June 17, 2025, as subsequently amended, which information is incorporated herein by reference.

In connection with the Merger, the Company entered into letter agreements with certain executive officers (including all of its named executive officers) (the “Letter Agreements”) to provide such executive officers with reimbursement, if required, for excise taxes that may be incurred by such executive officers under Section 4999 of the Internal Revenue Code of 1986, as amended, on certain payments received in connection with the Merger, so that on a net after-tax basis each such executive officer would be in the same position as if no such excise tax had applied to such executive officer. The maximum value of all payments under the Letter Agreements, including any similar agreements entered into with other employees of the Company, is subject to an aggregate cap of $25 million. For additional information, see Item 3 of the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on June 17, 2025 (the “Schedule 14D-9”) under the heading “Past Contacts, Transactions, Negotiations and Agreements — Arrangements with Executive Officers, Directors and Affiliates of the Company — Payments to Executive Officers upon Termination Following a Change in Control — Make Whole Payments,” which information is incorporated herein by reference. The foregoing summary of the Letter Agreements does not purport to be complete and is qualified in its entirety by the full text of the form of Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the Merger Agreement, if the employment of any employee of the Company or its subsidiaries (including any named executive officer of the Company) is terminated by the Company without “cause” or by the employee for “good reason” (each as defined in the employment agreement or change in control severance plan applicable to such employee), in either case prior to the payment of his or her 2025 annual bonus/incentive compensation, such employee will be entitled to his or her 2025 annual bonus/incentive compensation, paid in a lump sum at target level and pro-rated for the number of days such employee was employed during the applicable performance period. In connection with the closing of the Merger, the Company provided the named executive officers with formal notice of their eligibility to receive their 2025 annual bonus in such circumstances. For additional information, see Item 3 of the Schedule 14D-9 under the heading “Past Contacts, Transactions, Negotiations and Agreements — Arrangements with Executive Officers, Directors and Affiliates of the Company — Payments to Executive Officers upon Termination Following a Change in Control — Annual Bonuses,” which information is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, the Surviving Corporation’s certificate of incorporation was amended and restated in its entirety (as so amended and restated, the “Sixth Amended and Restated Certificate of Incorporation”), and the Surviving Corporation’s bylaws were amended and restated in their entirety (as so amended and restated, the “Second Amended and Restated Bylaws”). Copies of the Sixth Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 8.01. Other Events.

Contingent Value Rights Agreement

Prior to the Effective Time, and pursuant to the Merger Agreement, Aventis entered into the CVR Agreement with the Rights Agent. Each CVR represents the right of the holder to receive contingent payments of up to an aggregate amount of $6.00 per Share in cash, without interest and subject to deduction for any applicable withholding taxes, upon the achievement of specified milestones on or prior to the expiration of the applicable milestone period set forth in the CVR Agreement. The right to the contingent cash payments as evidenced by the CVR Agreement is a contractual right only and is not transferable, except in the limited circumstances specified in the CVR Agreement.

The foregoing description of the CVR Agreement does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the CVR Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Legal Proceedings

On November 22, 2024, a purported stockholder filed a putative class action lawsuit against the Company, the members of the board of directors and certain executive officers of the Company, as well as a derivative action against the members of the board of directors and certain executive officers of the Company, in the Court of Chancery of the State of Delaware (the “Court”) in an action captioned Taylor v. Haviland, et al., C.A. No. 2024-1203-JTL (the “Taylor Action”). Plaintiff in the Taylor Action claimed that the record date for the Company’s 2024 annual meeting of stockholders, which was the close of business on Friday, April 12, 2024, did not comply with the 60-day maximum under Section 213(a) of the DGCL, because it was 61 days before the date of the 2024 annual meeting. Plaintiff brought direct claims for violation of Section 213(a) of the DGCL and breach of fiduciary duty, and derivative claims for breach of fiduciary duty and unjust enrichment, and sought a declaration that certain actions taken in connection with the Company’s annual meeting of stockholders were void, as well as attorneys’ fees and costs.

On December 2, 2024, the Company filed a petition pursuant to Section 205 of the DGCL seeking the validation of certain actions taken in connection with the Company’s 2024 annual meeting of stockholders, retroactive to the date of the 2024 annual meeting, in the Court in an action captioned In re Blueprint Medicines Corporation, C.A. No. 2024-1234-JTL (the “Section 205 Action”). On December 4, 2024, plaintiff in the Taylor Action agreed to hold the defendants’ answer in abeyance pending resolution of the Section 205 Action. Following the Company’s brief in support of its petition in the Section 205 Action on December 20, 2024, and the lack of any objection, the Court granted the petition on January 23, 2025, such that the stockholder proposals that were presented to and approved by the Company’s stockholders at the 2024 annual meeting, and all actions taken in reliance on the stockholder votes at the annual meeting, were declared valid and effective as of the date of the 2024 annual meeting. As a result, on March 17, 2025, the Taylor Action was dismissed as moot, with the Court retaining jurisdiction to determine plaintiff’s counsel’s application for an award of attorneys’ fees and reimbursement of expenses (the “Mootness Fee”). Without admitting any fault or wrongdoing, the Company agreed to pay $150,000 in attorneys’ fees and expenses to the plaintiff’s counsel in the Taylor Action as the Mootness Fee to resolve this matter.

On June 2, 2025, the Court entered an order closing the case (the “Order”), subject to the Company filing an affidavit with the Court confirming compliance with the Order. In entering the Order, the Court did not review, and did not pass judgment on, the payment of these attorneys’ fees and expenses.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1+	Agreement and Plan of Merger, dated as of June 2, 2025, by and among Parent, Aventis, Purchaser and the Company (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by the Company on June 2, 2025 (File No. 001-37359)).

3.1*	Sixth Amended and Restated Certificate of Incorporation of the Surviving Corporation.

3.2*	Second Amended and Restated Bylaws of the Surviving Corporation.

10.1*	Form of Letter Agreement regarding Make-Whole Awards.

99.1*	Contingent Value Rights Agreement, dated as of July 15, 2025, by and between Aventis Inc. and Continental Stock Transfer & Trust Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+

All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules so furnished.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEPRINT MEDICINES CORPORATION

Date: July 18, 2025	By:	/s/ Kathryn Haviland
Kathryn Haviland
Chief Executive Officer